UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 30, 2020

Ghar Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-230956	35-2649453
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive

Las Vegas, NV

(Address of principal executive offices)

(800) 404-4238

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	GHAR

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On June 30, 2020, as a result of a private transaction, 29,500,000 shares of common stock (the “Shares”) of Ghar Inc. (the “Company”), were transferred from Custodian Ventures LLC to Wenjin Li (the “Purchaser”). The consideration paid for the Shares, which represent approximately 95% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $225,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, Custodian Ventures LLC released the Company from all debts owed.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company and the execution of the resignation by Mr. David Lazar, which occurred on June 30, 2020, the existing director and officer tendered his resignation. Accordingly, David Lazar, serving as the sole director and as the only officer, will cease to be the Company’s President, Chief Executive Officer, Treasurer, Secretary and Director. Also on June 30, 2020, Mr. Wenjin Li consented to act as the new President, CEO, CFO, Treasurer, Secretary and sole director of the Board of Directors of the Company.

Wenjin Li, 41, has been an officer and sole director of the Company since June 30, 2020. Wenjin Li is a private investor with extensive business experience. Mr. Li has been the General Manager of Xiamen Zhenghe Future Information and Technology Co., Ltd. since 2016, responsible for the business starting up and its daily operation. Before that, he was the General Manager of Fei Qu Bu Ke (Xiamen) Information and Technology Co., Ltd. from 2007 to 2016, responsible for the business starting up and its daily operation. He has a Bachelor Degree of Business Administration from Xiamen University in China.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2020, the Board of Directors and majority shareholder of the Company approved a name change of the Company from GHAR Inc. to FHT Future Technology Ltd (the “Name Change”). On July 1, 2020, we filed with the Secretary of State of the State of Nevada a Certificate of Amendment to our Articles of Incorporation to change our corporate name effective on July 1, 2020. A copy of the Certificate of Amendment of Articles of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference.

On June 30, 2020, the Board of Directors of the Company approved a change in fiscal year end of the Company from March 31st to December 31st. The Board’s decision to change the fiscal year end was related to the Company’s recent change of control transaction.

Following such change, the date of the Company’s next fiscal year end is December 31st, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment of Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2020

Ghar Inc.

/s/ Wenjin Li
By:	Wenjin Li
Title:	President

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Amendment of Articles of Incorporation.